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                                                                     EXHIBIT 3.2

                          FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SCM MICROSYSTEMS, INC.




        SCM Microsystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, amended and restated on December 20, 1996, amended and restated on March 24, 1997, and amended and restated on April 9, 1997.

        SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

        THIRD: This Amended and Restated Certificate of Incorporation was approved by the written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 for the General Corporation Laws of the State of Delaware.

        FOURTH: The Certificate of Incorporation of this Corporation, as amended and restated, is hereby amended and restated in its entirety to read as follows:


                                       "I.

        The name of this corporation is SCM Microsystems, Inc. (hereinafter sometimes referred to as the "Corporation").

                                       II.

        The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.



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                                       IV.

        The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation shall have authority to issue is 50,000,000 of which 40,000,000 shares shall be Common Stock at $.001 par value and 10,000,000 shares shall be Preferred Stock at $.001 par value.

        Shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors of the Corporation (the "Board of Directors") is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

        For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is also authorized to decrease the number of shares of any series of Preferred Stock prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of undesignated Preferred Stock.


                                       V.

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

                                       VI.

        The Board of Directors is authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the bylaws of the Corporation.


                                      VII.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any action from which the director derived an improper personal benefit.


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        If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation, without any further corporate action on the part of the Corporation, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      VIII.

        The stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any such action at a duly called annual or special meeting.

                                       IX.

        The number of directors which constitute the entire Board of Directors shall be as specified in the bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.

        Effective as of the date of the first regularly-scheduled annual meeting of the stockholders following the date (the "Effective Date") on which the Corporation became subject to the periodic requirements of the Securities Exchange Act of 1934, as amended, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the second annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the third annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the fourth annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the second regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any director may be removed from office by the stockholders of the Corporation only for cause.



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        Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

                                       X.

        (i) Any merger or combination between the Corporation and an entity or person owning, directly or indirectly, 10% of the Corporation's shares (an "Interested Purchaser"), and (ii) any sale of the Corporation or sale of all or substantially all of the assets of the Corporation to an Interested Purchaser (a transaction of the type described in clauses (i) and (ii) is referred to as a "Transaction") will require the affirmative vote of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote, unless either: (i) the Transaction is approved by a two-thirds (2/3) of the members of the Board of Directors; or (ii) as a result of the Transaction, all holders of then-outstanding shares of the Corporation (other than the Interested Purchaser) receive cash in an amount at least equal to the greatest of (a) the highest price paid by the Interested Purchaser for any shares of the Corporation during the offer; or (b) an amount reflecting the same or a greater percentage relationship to the then market price of the Corporation's stock as the highest price per share paid by the Interested Purchaser during the tender offer bears to the market price of the stock immediately prior to the commencement of the tender offer; or (c) an amount equal to the earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the proposed Transaction multiplied by the then current price/earnings ratio of the Interested Purchaser.

                                       XI.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation."

               IN WITNESS WHEREOF, the undersigned, Steven Humphreys and John Niedermaier have signed this Fourth Amended and Restated Certificate of Incorporation as President and Secretary, respectively, of said SCM Microsystems, Inc. this _____ day of June, 1997.



                                                   -----------------------------
                                                   Steven Humphreys, President


                                                   -----------------------------
                                                   John Niedermaier, Secretary



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